Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 22, 2026, Progress Software Corporation ("Progress" or the "Company") and Domo, Inc. ("Domo") entered into a definitive agreement (the "Purchase Agreement") for the purchase by Progress of substantially all of the assets and employees of Domo, excluding Domo’s net operating loss carryforwards, and assumption of certain liabilities of Domo. The transaction between Progress and Domo closed on September 22, 2026 for a base purchase price of $400.0 million, subject to certain customary adjustments as further described in the Purchase Agreement (the "Purchase Price"), and funded through $390.0 million in borrowings under an existing $1.5 billion revolving credit facility and cash on hand, resulting in total purchase consideration of $403.2 million (the "Acquisition"). The following unaudited pro forma condensed combined financial statements of Progress and Domo have been prepared to give effect to the Acquisition of Domo by the Company.

Progress and Domo had different fiscal years. As such, the following unaudited pro forma condensed combined financial information is based on: (i) the unaudited historical condensed consolidated financial information of Progress and Domo as of and for the six months ended May 31, 2026 and July 31, 2026, respectively; and (ii) the audited historical consolidated financial information of Progress and Domo for the fiscal years ended November 30, 2025 and January 31, 2026, respectively. The unaudited pro forma condensed combined statements of operations for the six months ended May 31, 2026 and for the year ended November 30, 2025 have been prepared to reflect the Acquisition as though it occurred on December 1, 2024, including the related financing. The unaudited pro forma condensed combined balance sheet as of May 31, 2026 has been prepared to reflect the Acquisition as though it occurred on May 31, 2026, including the related financing.

The Acquisition has been accounted for by using the acquisition method of accounting for the business combination. Accordingly, consideration paid by the Company to complete the Acquisition was allocated to Domo's assets and liabilities based upon their estimated fair values as of the date of completion of the Acquisition. The pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available along with the completion of the purchase price allocation and as additional analyses are performed, and have been made solely for the purpose of providing the pro forma financial information presented below. The unaudited pro forma condensed combined financial information does not reflect any adjustment for costs of, or related liabilities for, any integration and similar activities, or benefits, including potential synergies that may be derived in future periods, from the Acquisition.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual combined results of operations or the combined financial position of the combined company would have been had the Acquisition and related financing occurred on the dates assumed, nor is the pro forma condensed combined financial information necessarily indicative of future combined results of operations or combined financial position. The unaudited pro forma condensed combined financial information is based upon available information and certain assumptions that the Company believes are reasonable, as described in the accompanying notes that should be read in conjunction with the pro forma condensed combined financial information. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The Unaudited Pro Forma Condensed Combined Balance Sheet has been compiled from and should be read in conjunction with the following sources:

•The financial information for Progress has been prepared in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP") and extracted without adjustment from the Company's unaudited condensed consolidated balance sheet as of May 31, 2026, contained in the Company's Quarterly Report on Form 10-Q for the period ended May 31, 2026 filed with the Securities and Exchange Commission ("SEC") on June 30, 2026.

•The financial information for Domo has been prepared in accordance with U.S. GAAP and extracted without adjustment from Domo's unaudited condensed consolidated balance sheet as of July 31, 2026, contained in Domo's Quarterly Report on Form 10-Q for the period ended July 31, 2026 filed with the SEC on September 3, 2026.

The Unaudited Pro Forma Condensed Combined Statements of Operations have been compiled from and should be read in conjunction with the following sources:

•The financial information for Progress has been prepared in accordance with U.S. GAAP and extracted without adjustment from: (i) the Company's unaudited condensed consolidated statement of operations for the six-month period ended May 31, 2026, contained in the Company's Quarterly Report on Form 10-Q filed with the SEC on June 30, 2026 and; (ii) the Company's audited consolidated statement of operations for the fiscal year ended November 30, 2025, contained in the Company's Annual Report on Form 10-K filed with the SEC on January 20, 2026.

•The financial information for Domo has been prepared in accordance with U.S. GAAP and extracted without adjustment from: (i) Domo's unaudited condensed consolidated statement of operations for the six-month period ended July 31, 2026, contained in Domo's Quarterly Report on Form 10-Q filed with the SEC on September 3, 2026 and; (ii) Domo's audited consolidated statement of operations for the fiscal year ended January 31, 2026, contained in the company's Annual Report on Form 10-K filed with the SEC on April 16, 2026.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of May 31, 2026

	Historical (unaudited)		Transaction Accounting and Financing Adjustments
	Progress	Domo As Adjusted			Pro Forma Combined
(in thousands, except share data)	As of May 31, 2026	As of July 31, 2026		Note	As of May 31, 2026
Assets
Current assets:
Cash and cash equivalents	$102,978	$25,071	$(24,479)	4(a), 4(b), 4(c)	$103,570
Accounts receivable, net	125,209	44,002	—		169,211
Unbilled receivables, current portion	51,297	3,561	—		54,858
Other current assets	57,018	27,047	(18,946)	4(a), 4(d)	65,119
Total current assets	336,502	99,681	(43,425)		392,758
Unbilled receivables, non-current portion	44,139	—	—		44,139
Property and equipment, net	14,938	27,584	(26,008)	4(a), 4(e)	16,514
Intangible assets, net	514,579	1,395	301,105	4(a), 4(f)	817,079
Goodwill	1,309,750	9,478	159,316	4(g), 4(h)	1,478,544
Right-of-use lease assets	31,526	8,174	(720)	4(a)	38,980
Deferred tax assets	78,300	—	35,087	4(i)	113,387
Other assets	15,889	28,654	(26,817)	4(a), 4(d)	17,726
Total assets	$2,345,623	$174,966	$398,538		$2,919,127
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,189	$10,890	$(1,045)	4(a)	$21,034
Deferred revenue, current portion	324,469	142,971	—		467,440
Warranty liability	—	7,425	(7,425)	4(a)	—
Current portion of long-term debt	—	137,240	(137,240)	4(a)	—
Accrued compensation and related payroll taxes	47,446	20,190	(12,038)	4(a)	55,598
Operating lease liabilities, current portion	8,144	6,979	(364)	4(a)	14,759
Other accrued liabilities	24,787	27,908	(8,665)	4(a)	44,030
Total current liabilities	416,035	353,603	(166,777)		602,861
Deferred revenue, non-current portion	98,756	3,225	—		101,981
Convertible senior notes, non-current portion, net	442,147	—	—		442,147
Long-term debt	850,000	—	390,000	4(c)	1,240,000
Operating lease liabilities, non-current portion	26,467	2,541	(311)	4(a)	28,697
Deferred tax liabilities	1,150	—	—		1,150
Other non-current liabilities	4,985	2,905	(952)	4(a)	6,938
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—	—		—
Common stock	413	—	—		413
Class A common stock	—	3	(3)	4(j)	—
Class B common stock	—	44	(44)	4(j)	—
Additional paid-in capital	415,630	1,382,575	(1,382,575)	4(j)	415,630
Retained earnings (accumulated deficit)	124,414	(1,570,667)	1,559,937	4(b), 4(j)	113,684
Accumulated other comprehensive (loss) income	(34,374)	737	(737)	4(j)	(34,374)
Total stockholders' equity (deficit)	506,083	(187,308)	176,578		495,353
Total liabilities and stockholders' equity (deficit)	$2,345,623	$174,966	$398,538		$2,919,127

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended May 31, 2026

	Historical (unaudited)
	Progress	Domo			Pro Forma Combined
(in thousands, except per share data)	For the Six Months Ended May 31, 2026	For the Six Months Ended July 31, 2026	Transaction Accounting and Financing Adjustments	Note	For the Six Months Ended May 31, 2026
Revenue:
Software licenses	$136,560	$—	$—		$136,560
Maintenance, SaaS, and professional services	364,704	156,186	—		520,890
Total revenue	501,264	156,186	—		657,450
Costs of revenue:
Cost of software licenses	6,688	—	—		6,688
Cost of maintenance, SaaS, and professional services	64,359	38,420	(3,730)	4(l)	99,049
Amortization of acquired intangibles	17,689	—	10,300	4(f)	27,989
Total costs of revenue	88,736	38,420	6,570		133,726
Gross profit	412,528	117,766	(6,570)		523,724
Operating expenses:
Sales and marketing	106,338	66,448	(10,213)	4(k), 4(m)	162,573
Product development	99,314	36,407	—		135,721
General and administrative	58,740	28,265	(278)	4(f)	86,727
Amortization of acquired intangibles	51,784	—	19,950	4(f)	71,734
Cyber vulnerability response expenses, net	2,624	—	—		2,624
Restructuring expenses	2,186	—	—		2,186
Acquisition-related expenses	(125)	—	—		(125)
Total operating expenses	320,861	131,120	9,459		461,440
Income (loss) from operations	91,667	(13,354)	(16,029)		62,284
Other (expense) income:
Remeasurement of warrant liability	—	1,824	(1,824)	4(m)	—
Interest expense	(31,157)	(12,272)	1,628	4(c), 4(m)	(41,801)
Interest income and other, net	550	640	—		1,190
Foreign currency loss, net	(1,928)	(139)	—		(2,067)
Total other expense, net	(32,535)	(9,947)	(196)		(42,678)
Income (loss) before income taxes	59,132	(23,301)	(16,225)		19,606
Provision (benefit) for income taxes	15,246	486	(3,899)	4(m), 4(n)	11,833
Net income (loss)	$43,886	$(23,787)	$(12,326)		$7,773

Earnings per share:
Basic	$1.04	$—	$—		$0.18
Diluted	$1.03	$—	$—		$0.18
Weighted average shares outstanding:
Basic	42,028	—	—		42,028
Diluted	42,519	—	—		42,519

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended November 30, 2025

	Historical (unaudited)
	Progress	Domo			Pro Forma Combined
(in thousands, except per share data)	For the Year Ended November 30, 2025	For the Year Ended January 31, 2026	Transaction Accounting and Financing Adjustments	Note	For the Year Ended November 30, 2025
Revenue:
Software licenses	$237,887	$—	$—		$237,887
Maintenance, SaaS, and professional services	739,944	318,857	—		1,058,801
Total revenue	977,831	318,857	—		1,296,688
Costs of revenue:
Cost of software licenses	12,605	—	—		12,605
Cost of maintenance, SaaS, and professional services	133,750	79,735	(7,347)	4(l)	206,138
Amortization of acquired intangibles	41,226	—	20,600	4(f)	61,826
Total costs of revenue	187,581	79,735	13,253		280,569
Gross profit	790,250	239,122	(13,253)		1,016,119
Operating expenses:
Sales and marketing	211,013	141,812	(19,345)	4(k), 4(m)	333,480
Product development	192,265	77,190	—		269,455
General and administrative	108,215	59,217	(568)	4(f)	166,864
Amortization of acquired intangibles	104,266	—	39,900	4(f)	144,166
Restructuring expenses	13,109	—	—		13,109
Acquisition-related expenses	5,317	—	—		5,317
Cyber incident and vulnerability response expenses, net	2,775	—	—		2,775
Total operating expenses	636,960	278,219	19,987		935,166
Income (loss) from operations	153,290	(39,097)	(33,240)		80,953
Other (expense) income:
Remeasurement of warranty liability	—	1,959	(1,959)	4(m)	—
Interest expense	(70,850)	(20,480)	(985)	4(c), 4(m)	(92,315)
Interest income and other, net	1,759	762	—		2,521
Foreign currency loss, net	(2,571)	(727)	(13)	4(m)	(3,311)
Total other expense, net	(71,662)	(18,486)	(2,957)		(93,105)
Income (loss) before income taxes	81,628	(57,583)	(36,197)		(12,152)
Provision (benefit) for income taxes	8,495	1,759	(8,689)	4(m), 4(n)	1,565
Net income (loss)	$73,133	$(59,342)	$(27,508)		$(13,717)

Earnings per share:
Basic	$1.70	$—	$—		$(0.32)
Diluted	$1.66	$—	$—		$(0.31)
Weighted average shares outstanding:
Basic	42,996	—	—		42,996
Diluted	44,019	—	—		44,019

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1: Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information presents the pro forma balance sheet and results of operations of the combined company based upon the historical financial statements of the Company and Domo, after giving effect to the Acquisition and adjustments described in these footnotes, and is intended to reflect the impact of the Acquisition on the Company.

The unaudited pro forma condensed combined statements of operations for the six months ended May 31, 2026 and for the year ended November 30, 2025 give effect to the Acquisition as though it had been consummated on December 1, 2024, including the related financing. The unaudited pro forma condensed combined balance sheet as of May 31, 2026 gives effect to the Acquisition as though it had been consummated on May 31, 2026, including the related financing. The Company funded the Acquisition with $390.0 million in borrowings under an existing $1.5 billion revolving credit facility and cash on hand, resulting in total purchase consideration of $403.2 million.

The Acquisition was accounted for using the acquisition method of accounting in accordance with Accounting Standard Codification 805 - Business Combinations, and the Company's cost to acquire Domo has been allocated to the assets acquired and liabilities assumed based upon a respective preliminary estimate of fair values as of the date of the Acquisition using assumptions that the Company's management believes are reasonable given the information currently available. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and determining appropriate discount rates. The excess of the Purchase Price over the estimated amounts of net assets as of the effective date of the Acquisition was allocated to goodwill in accordance with the accounting guidance. The preliminary fair value estimates of the net assets acquired are based upon preliminary calculations and valuations, and those estimates and assumptions are subject to change as we obtain additional information for those estimates during the measurement period (up to one year from the acquisition date).

Based on the Company's preliminary review of Domo's summary of significant accounting policies disclosed in Domo's Annual Report on Form 10-K filed with the SEC on April 16, 2026, the nature and amount of any adjustments to conform its accounting policies to those of the Company are not expected to be significant.

The unaudited pro forma condensed combined statements of operations do not reflect the cost of any integration activities or benefits from the Acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on Progress' consolidated results of operations in periods following the completion of the Acquisition.

Note 2: Domo Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined balance sheets and statements of operations, management performed a preliminary analysis of Domo's financial information to identify differences in Domo's financial statement presentation as compared to the financial statement presentation of the Company. Based on a preliminary analysis performed, certain reclassification adjustments have been made to conform Domo's historical financial statement presentation to the Company's financial statement presentation. The Company is currently performing a full and detailed review of Domo's financial statement presentation and accounting policies, which could result in amounts set forth in the Company's future financial statements being materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

Unaudited Reclassified Condensed Combined Balance Sheet of Domo, Inc.
As of July 31, 2026

(in thousands, except share data)	Domo Historical (unaudited)	Reclassification Adjustments	Note	Domo Historical (unaudited), As Adjusted
Assets
Current assets:
Cash and cash equivalents	$25,071	$—		$25,071
Accounts receivable, net of allowances of $4,792	47,563	(3,561)	2(a)	44,002
Contract acquisition costs, net	17,584	(17,584)	2(b)	—
Unbilled receivables, current portion	—	3,561	2(a)	3,561
Prepaid expenses and other current assets	9,463	17,584	2(b)	27,047
Total current assets	99,681	—		99,681
Property and equipment, net	27,584	—		27,584
Right-of-use lease assets	8,174	—		8,174
Contract acquisition costs, noncurrent, net	25,589	(25,589)	2(c)	—
Intangible assets, net	1,395	—		1,395
Goodwill	9,478	—		9,478
Other assets	3,065	25,589	2(c)	28,654
Total assets	$174,966	$—		$174,966
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,890	$—		$10,890
Accrued compensation and related payroll taxes	—	20,190	2(d)	20,190
Warrant liability	7,425	—		7,425
Accrued expenses and other current liabilities	48,098	(48,098)	2(d)	—
Lease liabilities	6,979	—		6,979
Current debt	137,240	—		137,240
Deferred revenue	142,971	—		142,971
Other accrued liabilities	—	27,908	2(d)	27,908
Total current liabilities	353,603	—		353,603
Lease liabilities, noncurrent	2,541	—		2,541
Deferred revenue, noncurrent	3,225	—		3,225
Other liabilities, noncurrent	2,905	—		2,905
Total liabilities	362,274	—		362,274
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.001 par value per share; 10,000 shares authorized; no shares issued and outstanding	—	—		—
Class A common stock, $0.001 par value per share; 3,264 shares authorized; 3,264 shares issued and outstanding	3	—		3
Class B common stock, $0.001 par value per share; 500,000 shares authorized; 43,773 shares issued and outstanding	44	—		44
Additional paid-in capital	1,382,575	—		1,382,575
Accumulated other comprehensive income	737	—		737
Accumulated deficit	(1,570,667)	—		(1,570,667)
Total stockholders' deficit	(187,308)	—		(187,308)
Total liabilities and stockholders' deficit	$174,966	$—		$174,966

Unaudited Reclassified Condensed Combined Statement of Operations of Domo, Inc.
For the Six Months Ended July 31, 2026

(in thousands, except share data)	Domo Historical (unaudited)	Reclassification Adjustments	Note	Domo Historical (unaudited), As Adjusted
Revenue:
Subscription	$140,137	$(140,137)	2(e)	$—
Professional services and other	16,049	(16,049)	2(e)	—
Maintenance, SaaS, and professional services	—	156,186	2(e)	156,186
Total revenue	156,186	—		156,186
Cost of revenue:
Subscription	25,134	(25,134)	2(f)	—
Professional services and other	13,286	(13,286)	2(f)	—
Cost of maintenance, SaaS, and professional services	—	38,420	2(f)	38,420
Total cost of revenue	38,420	—		38,420
Gross profit	117,766	—		117,766
Operating expenses:
Sales and marketing	66,448	—		66,448
Research and development	36,407	—		36,407
General and administrative	28,265	—		28,265
Total operating expenses	131,120	—		131,120
Loss from operations	(13,354)	—		(13,354)
Other expense, net:
Remeasurement of warrant liability	1,824	—		1,824
Other expense, net	(11,771)	11,771	2(g)	—
Interest expense	—	(12,272)	2(g)	(12,272)
Interest income and other, net	—	640	2(g)	640
Foreign currency loss, net	—	(139)	2(g)	(139)
Total other expense, net	(9,947)	—		(9,947)
Loss before income taxes	(23,301)	—		(23,301)
Provision for income taxes	486	—		486
Net loss	$(23,787)	$—		$(23,787)
Net loss per share, basic and diluted	$(0.53)	$—		$(0.53)
Weighted average number of shares used in computing net loss per share, basic and diluted	44,729	—		44,729

Unaudited Reclassified Combined Statement of Operations of Domo, Inc.
For the Year Ended January 31, 2026

(in thousands, except share data)	Domo Historical (unaudited)	Reclassification Adjustments	Note	Domo Historical (unaudited), As Adjusted
Revenue:
Subscription	$289,352	$(289,352)	2(e)	$—
Professional services and other	29,505	(29,505)	2(e)	—
Maintenance, SaaS, and professional services	—	318,857	2(e)	318,857
Total revenue	318,857	—		318,857
Cost of revenue:
Subscription	56,897	(56,897)	2(f)	—
Professional services and other	22,838	(22,838)	2(f)	—
Cost of maintenance, SaaS, and professional services	—	79,735	2(f)	79,735
Total cost of revenue	79,735	—		79,735
Gross profit	239,122	—		239,122
Operating expenses:
Sales and marketing	141,812	—		141,812
Research and development	77,190	—		77,190
General and administrative	59,217	—		59,217
Total operating expenses	278,219	—		278,219
Loss from operations	(39,097)	—		(39,097)
Other expense, net:
Remeasurement of warrant liability	1,959	—		1,959
Other expense, net	(20,445)	20,445	2(g)	—
Interest expense	—	(20,480)	2(g)	(20,480)
Interest income and other, net	—	762	2(g)	762
Foreign currency loss, net	—	(727)	2(g)	(727)
Total other expense, net	(18,486)	—		(18,486)
Loss before income taxes	(57,583)	—		(57,583)
Provision for income taxes	1,759	—		1,759
Net loss	$(59,342)	$—		$(59,342)
Net loss per share, basic and diluted	$(1.45)	$—		$(1.45)
Weighted average number of shares used in computing net loss per share, basic and diluted	40,984	—		40,984

The following reclassification adjustments were made to conform Domo's financial statement presentation to Progress's historical financial statement presentation:

2(a)	Represents the reclassification of unbilled receivables within Accounts receivable, net of allowances of $4,792 to Unbilled receivables, current portion.
2(b)	Represents the reclassification of Contract acquisition costs, net to Prepaid expenses and other current assets.
2(c)	Represents the reclassification of Contract acquisition costs, noncurrent, net to Other assets.
2(d)	Represents the separation and reclassification of Accrued expenses and other current liabilities to Accrued compensation and related payroll taxes and Other accrued liabilities.
2(e)	Represents the combination and reclassification of Subscription and Professional services and other (revenue) to Maintenance, SaaS, and professional services.
2(f)	Represents the combination and reclassification of Subscription and Professional services and other (cost of revenue) to Cost of maintenance, SaaS, and professional services.
2(g)	Represents the separation and reclassification of Other expense, net to Interest expense, Interest income and other, net, and Foreign currency loss, net.

Note 3: Transaction Summary

The Acquisition was completed for a Purchase Price of $400.0 million in cash, subject to certain customary adjustments as further described in the Purchase Agreement, and was funded through $390.0 million in borrowings under an existing $1.5 billion revolving credit facility and cash on hand, resulting in total purchase consideration of $403.2 million.

The Purchase Price has been allocated to Domo's acquired tangible assets, identifiable intangible assets, and assumed liabilities based on their estimated fair values assuming the Acquisition was consummated on May 31, 2026. The excess of the Purchase Price over the acquired tangible assets, identifiable intangible assets, and assumed liabilities will be recorded as goodwill. The Company's estimates and assumptions in determining the estimated fair values of certain assets and liabilities are preliminary and are subject to change.

The total estimated Purchase Price was allocated as follows:

(in thousands)
Cash and cash equivalents	$24,509
Accounts receivable, net	44,002
Unbilled receivables, current portion	3,561
Other current assets	8,101
Property and equipment	1,576
Customer relationships	188,000
Purchased technology	103,000
Trade name	11,500
Right-of-use lease assets and other assets	7,454
Deferred tax assets	35,087
Other assets	1,837
Accounts payable	(9,845)
Deferred revenue, current portion	(142,971)
Accrued compensation and related payroll taxes	(8,152)
Operating lease liabilities, current portion	(6,615)
Other accrued liabilities	(19,243)
Deferred revenue, non-current portion	(3,225)
Operating lease liabilities, non-current portion	(2,230)
Other non-current liabilities	(1,953)
Total identifiable net assets	234,393
Goodwill	168,794
Fair value of total consideration transferred	$403,187

The preliminary fair value of the intangible assets has been estimated using the income approach in which the after-tax cash flows are discounted to present value. The cash flows are based on estimates used to price the Acquisition, and the discount rates applied were benchmarked with reference to the implied rate of return from the transaction model as well as the weighted average cost of capital.

Acquisition-related transaction costs (e.g., advisory, legal, valuation, and other professional fees) and related charges are not included as a component of consideration transferred, but are required to be expensed as incurred. Acquisition-related transaction costs of $10.7 million are reflected in the unaudited pro forma condensed combined financial information as described in tickmark 4(b) Note 4: Transaction Accounting and Financing Adjustments.

Note 4: Transaction Accounting and Financing Adjustments

4(a)
The following adjustments reflect certain assets not acquired and liabilities not assumed as further described in the Purchase Agreement:
•Cash and cash equivalents reduction of $0.6 million
•Other current assets reduction of $1.4 million
•Property and equipment, net reduction of $0.1 million
•Intangible assets, net reduction of $0.1 million
•Right-of-use lease assets reduction of $0.7 million
•Other assets reduction of $1.2 million
•Accounts payable reduction of $1.0 million
•Accrued compensation and related payroll taxes reduction of $12.0 million
•Warranty liability of $7.4 million
•Current portion of long-term debt reduction of $137.2 million
•Operating lease liabilities, current portion reduction of $0.4 million
•Other accrued liabilities reduction of $8.7 million
•Operating lease liabilities, non-current portion reduction of $0.3 million
•Other non-current liabilities reduction of $1.0 million

4(b)	Reflects the cash payment of $403.2 million to Seller upon closing of the Acquisition and $10.7 million of transaction costs paid by the Company in connection with the Acquisition that were not included in the Purchase Price.
4(c)	Reflects proceeds of $390.0 million received from the existing $1.5 billion revolving credit facility to partially fund the Acquisition. Additional interest expense incurred was calculated using an interest rate of 5.5%, which is the borrowing rate on the date of the transaction. The interest rate on the revolving credit facility adjusts monthly based on a reference to the Secured Overnight Financing Rate (SOFR). If the interest rates were to increase or decrease by 0.125% from the rate assumed, pro forma interest expense would change by approximately $0.2 million for the six months ended May 31, 2026 and $0.5 million for the year ended November 30, 2025.
4(d)	Reflects the elimination of the incremental costs of obtaining a contract with a customer (deferred contract costs) of $17.6 million and $25.6 million from other current assets and other assets, respectively, as these costs are reflected in the value of the customer relationship intangible asset.
4(e)	Reflects the elimination of the capitalized internal-use software development costs of $25.9 million from property and equipment, net, as these costs are reflected in the value of the purchased technology intangible asset.
4(f)	Reflects the adjustment of Domo's historical identifiable intangible assets to their preliminary estimated fair values, including $188.0 million of customer relationships, $103.0 million of purchased technology, and $11.5 million of trade names, all of which were definite-lived intangible assets. For the purpose of determining pro forma amortization expense to be recorded in the unaudited pro forma condensed combined statements of operations, the total estimated fair value of each identifiable intangible asset was assumed to have a useful life of five years. For the six months ended July 31, 2026, Domo recognized $0.3 million of amortization expense in general and administrative. For the year ended January 31, 2026, Domo recognized $0.6 million of amortization expense in general and administrative.
4(g)	Reflects the elimination of Domo's historical goodwill balance.
4(h)	Reflects estimated goodwill resulting from the preliminary allocation of the Acquisition Purchase Price to the estimated fair value of the identifiable assets acquired and liabilities assumed in the Acquisition. See Note 3: Transaction Summary above for further information.
4(i)	Reflects $35.1 million of deferred tax asset related to the deferred revenue balance of Domo, which was calculated using an estimated statutory income tax rate of 24.0% (federal and state). Progress is not responsible for the tax when this revenue is recognized by the Company.
4(j)	Reflects the elimination of Domo's historical equity.
4(k)	Reflects the reversal of Domo's historical deferred contract costs amortization expense related to the elimination in Note 4(d) above.
4(l)	Reflects the reversal of Domo's historical capitalized internal-use software development costs amortization expense related to the elimination in Note 4(e) above.
4(m)
The following adjustments reflect reductions in expenses related to assets not acquired and liabilities not assumed in connection with the Acquisition, see Note 4(a):
•Elimination of activity related to subsidiaries not acquired.
•Elimination of remeasurement of warranty liability as the related indebtedness was not assumed.
•Elimination of interest expense as the related indebtedness was not assumed.

4(n)	Reflects the adjustment to income tax expense on the pro forma adjustments for the six months ended May 31, 2026 and the year ended November 30, 2025, using an estimated statutory income tax rate of 24.0% (federal and state) for both periods.